Exhibit 99.1

Popular, Inc. Announces Second Quarter Financial Results

  Net income of $96.2 million for the second quarter of 2017
  Net interest margin of 4.02% in Q2 2017, compared to 4.08% in Q1 2017

  Credit Quality (excluding covered loans):
    Non-performing loans held-in-portfolio (NPLs) decreased by $28.5 million from Q1 2017; NPLs to loans ratio stable at 2.4% vs. 2.5% in Q1 2017;
    Net charge-offs (NCOs) increased by $21.9 million; NCOs at 1.01% of average loans held-in-portfolio vs. 0.63% in Q1 2017;
    Allowance for loan losses of $509.2 million vs. $516.7 million in Q1 2017; Allowance for loan losses to loans held-in-portfolio at 2.22% vs. 2.27% in Q1 2017;
    Allowance for loan losses to NPLs at 93.1% vs. 89.8% in Q1 2017.
  Common Equity Tier 1 ratio of 16.69%, Common Equity per Share of $51.26 and Tangible Book Value per Share of $44.71 at June 30, 2017

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--July 26, 2017--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported a net income of $96.2 million for the quarter ended June 30, 2017, compared to a net income of $92.9 million for the quarter ended March 31, 2017.

Mr. Ignacio Alvarez, President and Chief Executive Officer, said: “I am fortunate to step into my new role as CEO at a time when Popular is on a solid footing, as evidenced by our results for the second quarter. Top line revenues were strong, credit quality remained stable and we achieved loan growth in both the United States and Puerto Rico. While we will continue to operate in a challenging environment in the near term, the team is energized and focused. We have more financial and human capital than at any time in our history and are well positioned for the future.”

Earnings Highlights

(Unaudited)	Quarters ended			Six months ended
(Dollars in thousands, except per share information)	30-Jun-17	31-Mar-17	30-Jun-16	30-Jun-17	30-Jun-16
Net interest income	$374,479	$362,098	$360,551	$736,577	$712,963
Provision for loan losses	49,965	42,057	39,668	92,022	87,608
Provision (reversal) for loan losses - covered loans [1]	2,514	(1,359)	804	1,155	(2,301)
Net interest income after provision for loan losses	322,000	321,400	320,079	643,400	627,656
FDIC loss-share expense	(475)	(8,257)	(12,576)	(8,732)	(15,722)
Other non-interest income	117,268	124,126	123,079	241,394	237,855
Other operating expenses	306,835	311,318	309,149	618,153	611,092
Income before income tax	131,958	125,951	121,433	257,909	238,697
Income tax expense	35,732	33,006	32,446	68,738	64,711
Net income	$96,226	$92,945	$88,987	$189,171	$173,986
Net income applicable to common stock	$95,295	$92,014	$88,056	$187,309	$172,124
Net income per common share - Basic	$0.94	$0.89	$0.85	$1.83	$1.67
Net income per common share - Diluted	$0.94	$0.89	$0.85	$1.83	$1.67
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

Net interest income

Net interest income for the quarter ended June 30, 2017 was $374.5 million, compared to $362.1 million for the previous quarter. The impact of having one more day in the quarter had a positive effect in the net interest income of $2.6 million. Net interest margin was 4.02% for the quarter compared to 4.08% for the previous quarter.

The increase of $12.4 million in net interest income was mainly related to the following:

Positive variances:

  Higher income from money market investments by $4.5 million due to both an increase in volume of funds available to invest, related mostly to a higher balance of Puerto Rico government deposits, and to the recent increases in rates by the U.S. Federal Reserve. The average rate of the money market investments portfolio for the quarter was 1.06%, compared to 0.81% in the first quarter of 2017;
  Higher interest income from investment securities by $3.7 million mainly due to higher volumes, particularly on U.S. Treasuries and mortgage-backed securities related to recent purchases;
  Higher income from commercial loans by $3.4 million, or 3 basis points, driven by loan growth in the U.S. and higher yields at Banco Popular de Puerto Rico (“BPPR”) due in part to one additional day in the quarter and the impact on the variable rate portfolio from the above-mentioned increases in rates; and
  Higher income from the consumer loans portfolio by $2.0 million, or 12 basis points, due to higher yields mostly from the credit cards portfolio.

Negative variances:

  Lower income from mortgage loans by $1.1 million due to lower average balances, mainly in P.R.; and
  Higher interest expense from deposits by $0.3 million due to higher volume mostly from Puerto Rico government deposits, as mentioned above, and the negative impact of one more day in the quarter, partially offset by lower cost by 3 basis points, due to deposit mix.

BPPR’s net interest income amounted to $319.7 million for the quarter ended June 30, 2017, compared to $310.2 million for the previous quarter. The increase of $9.5 million in net interest income was mainly due to higher income from money market and investment securities resulting from higher volumes and yields, as previously stated. Also, the results for the quarter reflected a higher yield from commercial and consumer loans, as discussed above, resulting mostly from the increase in market rates, which was partially offset by lower income from mortgage loans. The net interest margin for the second quarter was 4.36%, a decline of 10 basis points when compared to 4.46% for the previous quarter. The decrease in net interest margin results from the composition of earning assets, which has shifted towards lower yielding assets resulting from higher balances in Fed Funds, mainly as a result of higher balances of Puerto Rico government deposits. P.R. earning assets yielded 4.69%, compared to 4.81% in the previous quarter, while the cost of interest bearing liabilities was 0.46%, compared to 0.50% in the previous quarter.

Banco Popular North America’s (“BPNA”)’s net interest income was $69.7 million, compared to $67.1 million in the previous quarter, mainly due to higher income resulting mostly from higher volume of commercial loans and investment securities and the positive impact of one more day in the quarter, partially offset by slightly higher deposit costs. Net interest margin increased 2 basis points to 3.54%, compared to 3.52% for the previous quarter, driven by higher yields on interest earning assets. U.S. earning assets yielded 4.30%, compared to 4.28% in the previous quarter, while the cost of interest bearing liabilities was 0.99%, relatively flat when compared to 0.98% in the previous quarter.

Non-interest income

Non-interest income amounted to $116.8 million for the quarter ended June 30, 2017, compared to $115.9 million for the previous quarter. The favorable variance of $0.9 million in non-interest income was primarily driven by:

  Higher other service fees by $3.0 million due to higher credit card interchange income resulting from higher transaction volumes at BPPR, higher commissions at the broker-dealer subsidiary and higher insurance revenues; and
  Lower FDIC loss-share expense by $7.8 million due to higher income on mirror accounting on reimbursable credit impairment losses; lower fair value adjustments to the true-up payment obligation, that are mainly impacted by changes in the discount rate; and the indemnity asset accretion.

These positive variances were partially offset by an other-than-temporary impairment charge of $8.3 million on senior Puerto Rico Sales Tax Financing Corporation (“COFINA”) bonds classified as available-for-sale. On May 5, 2017 the federally appointed Puerto Rico Management and Oversight Board filed a Title III bankruptcy petition for COFINA. After the COFINA inclusion under Title III, the U.S. District Court escrowed payments due to COFINA bondholders with the COFINA trustee pending resolution of certain legal disputes, which resulted in the first missed interest payment on the COFINA bonds during June 2017. As such, the Corporation determined the entire unrealized loss on these securities to be other-than-temporary.

Refer to Table B for further details.

Financial Impact of the 2010 FDIC-Assisted Transaction

(Unaudited)	Quarters ended
(In thousands)	30-Jun-17	31-Mar-17	30-Jun-16

Income Statement
Interest income on WB loans	$37,900	$38,182	$49,794
Total FDIC loss-share expense	(475)	(8,257)	(12,576)
Reversal of provision for loan losses- WB loans [1]	(417)	(499)	(7,282)
Total revenues less reversal of provision for loan losses	$37,842	$30,424	$44,500

Balance Sheet
WB loans	$1,737,448	$1,808,057	$1,932,062
FDIC loss-share asset	52,583	58,793	214,029
FDIC true-up payment obligation	163,668	160,543	127,876
[1] Includes the elimination of an incremental $6.0 million provision for loan losses related to the inter-company transfer of a loan between BPPR and Popular, Inc., its bank holding company, the impact of which is eliminated in the consolidated results of the Corporation in accordance with U.S. GAAP.

See additional details on accounting for the 2010 FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses amounted to $306.8 million for the second quarter of 2017, a decrease of $4.5 million when compared to the first quarter of 2017. The decrease in operating expenses was driven primarily by:

  Lower personnel cost by $6.8 million mainly due to lower incentive compensation, performance shares and other compensation expense, including payroll taxes; and
  Lower other operating expenses by $9.1 million as a result of a write-down of $7.6 million recognized during the first quarter of 2017 related to capitalized software costs for a project that was discontinued by the Corporation.

These decreases were partially offset by:

  Higher net occupancy expenses by $1.5 million mainly due to higher repair and maintenance expense at BPPR;
  Higher professional fees by $3.7 million due to higher programming, processing and other technology services;
  Higher business promotion by $1.8 million mostly due to higher customer reward program expense at BPPR; and
  Higher OREO expense by $3.9 million as a result of higher write–downs on valuation of mortgage properties, partially offset by higher gain on sales at BPPR.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees and OREO expenses, amounted to $20.4 million for the second quarter of 2017, compared to $16.6 million for the first quarter of 2017. The increase was principally due to higher write-downs on OREO at BPPR.

Full-time equivalent employees were 7,789 as of June 30, 2017, compared to 7,820 as of March 31, 2017.

For a breakdown of operating expenses by category refer to table B.

Income taxes

For the quarter ended June 30, 2017, the Corporation recorded an income tax expense of $35.7 million, compared to $33.0 million for the previous quarter. The increase in the income tax expense is mainly attributed to higher taxable income at BPNA.

The effective income tax rate for the second quarter of 2017 was 27%, compared to 26% for previous quarter. The effective tax rate is impacted by the composition and source of the taxable income.

Credit Quality

The Corporation continued to reflect stable credit quality metrics when compared to the first quarter of 2017. The BPPR segment experienced a decline in inflows to non-performing loans and NPLs balances, while net charge-offs increased quarter-over-quarter. The U.S. operation continued to reflect positive results with strong loan growth and favorable credit quality metrics. The Corporation remains attentive to changes in credit quality trends given the continued challenges in the economic environment in Puerto Rico.

  Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $20.4 million quarter-over-quarter, mainly driven by lower inflows in the BPPR commercial portfolio by $19.8 million, as the prior quarter was impacted by a single $24.5 million relationship.
  Total non-performing loans held-in-portfolio decreased by $28.5 million from the first quarter of 2017, driven by lower BPPR mortgage and commercial NPLs of $12.8 million and $12.6 million, respectively, mostly due to NCO activity, as explained below. At June 30, 2017, NPLs to total loans held-in-portfolio remained stable at 2.4% from 2.5% in the first quarter of 2017.
  Net charge-offs increased by $21.9 million from the first quarter of 2017. This increase was mainly driven by a $12.3 million charge-off taken on a previously reserved single P.R. commercial relationship, and an increase in the P.R. mortgage NCOs, due to the $6.4 million impact associated with a residential project acquired from Doral that suffered significant structural damages. The Corporation’s ratio of annualized net charge-offs to average non-covered loans held-in-portfolio was at 1.01%, compared to 0.63% in the first quarter of 2017. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses decreased by $7.5 million from the first quarter of 2017 to $509.2 million. The BPPR segment ALLL decreased by $12.1 million, primarily attributed to the above mentioned $12.3 million charge-off of a previously reserved relationship. The BPNA segment ALLL increased by $4.6 million driven by reserves for the taxi medallion portfolio. The general and specific reserves related to non-covered loans totaled $393.9 million and $115.3 million, respectively, at quarter-end, compared with $398.6 million and $118.1 million, respectively, as of March 31, 2017. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.22% in the second quarter of 2017, compared to 2.27% from the previous quarter.
  The ratio of the allowance for loan losses to NPLs held-in-portfolio increased to 93.1%, compared to 89.8% in the previous quarter.
  The provision for loan losses for non-covered loans for the second quarter of 2017 increased by $7.9 million quarter-over-quarter to $50.0 million. The provision for the BPPR segment increased by $10.7 million, mainly related to higher specific reserves for the mortgage portfolio, while the decrease in the BPNA segment was due to higher impairments on the taxi medallion portfolio recorded during the first quarter of 2017. The provision to net charge-offs ratio was 86.92% in the second quarter of 2017, compared to 118.03% in the previous quarter.

Non-Performing Assets
(Unaudited)
(In thousands)	30-Jun-17	31-Mar-17	30-Jun-16
Total non-performing loans held-in-portfolio, excluding covered loans	$547,129	$575,613	$577,739
Non-performing loans held-for-sale	-	-	39,544
Other real estate owned (“OREO”), excluding covered OREO	181,096	185,836	177,025
Total non-performing assets, excluding covered assets	728,225	761,449	794,308
Covered loans and OREO	29,376	33,866	41,466
Total non-performing assets	$757,601	$795,315	$835,774
Net charge-offs for the quarter (excluding covered loans)	$57,484	$35,633	$35,401

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio	$22,918,271	$22,734,721	$22,540,661
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.39%	2.53%	2.56%
Allowance for loan losses to loans held-in-portfolio	2.22	2.27	2.30
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	93.07	89.77	89.68

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended			Six months ended
(In thousands)	30-Jun-17	31-Mar-17	30-Jun-16	30-Jun-17	30-Jun-16
Provision for loan losses:
BPPR [1]	$42,173	$31,478	$38,351	$73,651	$82,222
BPNA	7,792	10,579	1,317	18,371	5,386
Total provision for loan losses - non-covered loans	$49,965	$42,057	$39,668	$92,022	$87,608
Provision (reversal) for loan losses - covered loans	2,514	(1,359)	804	1,155	(2,301)
Total provision for loan losses	$52,479	$40,698	$40,472	$93,177	$85,307
[1] Includes the elimination of an incremental $6.0 million provision for loan losses related to the inter-company transfer of a loan between BPPR and Popular, Inc., its bank holding company, the impact of which is eliminated in the consolidated results of the Corporation in accordance with U.S. GAAP.
Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Jun-17	31-Mar-17	30-Jun-16
Provision for loan losses [1]	$42,173	$31,478	$38,351
Net charge-offs [1]	54,255	32,945	36,222
Total non-performing loans held-in-portfolio, excluding covered loans	517,382	548,385	550,632
Allowance / non-covered loans held-in-portfolio	2.66%	2.75%	2.77%
[1] Includes the elimination of an incremental $6.0 million provision for loan losses and corresponding charge-off related to the inter-company transfer of a loan between BPPR and Popular, Inc., its bank holding company, the impact of which is eliminated in the consolidated results of the Corporation in accordance with U.S. GAAP.

	Quarters ended
BPNA	30-Jun-17	31-Mar-17	30-Jun-16
Provision for loan losses	$7,792	$10,579	$1,317
Net charge-offs (recoveries)	3,229	2,688	(821)
Total non-performing loans held-in-portfolio	29,747	27,228	27,107
Allowance / non-covered loans held-in-portfolio	0.94%	0.87%	0.72%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Jun-17	31-Mar-17	30-Jun-16
Cash and money market investments	$4,625,318	$3,993,572	$3,150,808
Trading and investment securities	9,726,158	9,511,124	7,583,294
Loans not covered under loss-sharing agreements with the FDIC	22,918,271	22,734,721	22,540,661
Loans covered under loss-sharing agreements with the FDIC	536,341	551,980	607,170
Total assets	41,242,669	40,259,282	37,606,148
Deposits	33,122,033	32,212,579	28,737,856
Borrowings	1,968,419	1,993,886	2,428,752
Liabilities from discontinued operations	-	-	1,815
Total liabilities	35,964,624	35,069,069	32,246,317
Stockholders’ equity	5,278,045	5,190,213	5,359,831

Total assets increased by $1.0 billion from the first quarter of 2017, driven by:

  An increase of $0.6 billion in money market investments, mainly at BPPR, due to higher liquidity driven by increase in deposits balances;
  An increase of $0.2 billion in investment securities available-for-sale mainly due to purchases of mortgage-backed agency pools at BPPR and BPNA; and
  A net increase of $0.2 billion in non-covered loans held-in-portfolio, mainly driven by growth of commercial loans at BPPR and BPNA.

Total liabilities increased by $0.9 billion from the first quarter of 2017, principally driven by an increase of $0.9 billion in deposits mainly due to an increase in demand deposits from the Puerto Rico public sector at BPPR. Refer to Table G for additional information on deposits.

Stockholders’ equity increased by approximately $87.8 million from the first quarter of 2017, mainly as a result of net income for the quarter of $96.2 million, offset by declared dividends of $25.5 million on common stock and $0.9 million in dividends on preferred stock, and lower unrealized losses on available-for-sale securities by $15.3 million partially due to the reclassification to earnings of the entire unrealized loss of the COFINA bonds which was deemed to be other-than-temporary.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 16.69%, $51.26 and $44.71, respectively at June 30, 2017, compared to 16.34%, $50.41 and $43.84 at March 31, 2017. Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to Popular, Inc’s (the “Corporation”, “we”, “us”, “our”) financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the anticipated impacts of our acquisition of certain assets and deposits and the effect of legal proceedings and new accounting standards on the Corporation’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continues”, “expect”, “estimate”, “intend”, “project” and similar expressions and future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may” or similar expressions are generally intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance are based on management’s current expectations and, by their nature, involve certain risks, uncertainties, estimates and assumptions by management that are difficult to predict. Various factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2016, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and our other filings with the Securities and Exchange Commission for a discussion of some of the risks and important factors that could cause such differences and otherwise affect the Corporation’s future results and financial condition. Those filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.SEC.gov). The Corporation does not undertake to update or revise any forward-looking statement to reflect occurrences or unanticipated events or circumstances that may arise after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. Popular provides retail, mortgage and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida under the name of Popular Community Bank.

Conference Call

Popular will hold a conference call to discuss its financial results today Wednesday, July 26, 2017 at 11:00 a.m. Eastern Time. The call will be open to the public and broadcast live over the Internet, and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127. [There is no charge to access the call.]

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, August 25, 2017. The replay dial-in is: 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10109994.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Loans

POPULAR, INC.
Financial Supplement to Second Quarter 2017 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Six months ended
	30-Jun-17	31-Mar-17	30-Jun-16	30-Jun-17	30-Jun-16
Basic EPS	$0.94	$0.89	$0.85	$1.83	$1.67

Diluted EPS	$0.94	$0.89	$0.85	$1.83	$1.67

Average common shares outstanding	101,601,552	102,932,989	103,245,717	102,263,593	103,217,266

Average common shares outstanding - assuming dilution	101,708,703	103,113,895	103,343,486	102,387,246	103,297,707

Common shares outstanding at end of period	101,986,758	101,956,740	103,703,041	101,986,758	103,703,041

Market value per common share	$41.71	$40.73	$29.30	$41.71	$29.30

Market capitalization - (In millions)	$4,254	$4,153	$3,038	$4,254	$3,038

Return on average assets	0.94%	0.95%	0.96%	0.95%	0.96%
	.	.
Return on average common equity	7.24%	7.13%	6.80%	7.19%	6.69%

Net interest margin	4.02%	4.08%	4.31%	4.05%	4.38%

Common equity per share	$51.26	$50.41	$51.20	$51.26	$51.20

Tangible common book value per common share (non-GAAP)	$44.71	$43.84	$44.62	$44.71	$44.62

Tangible common equity to tangible assets (non-GAAP)	11.24%	11.29%	12.53%	11.24%	12.53%

Tier 1 capital	16.69%	16.34%	16.29%	16.69%	16.29%

Total capital	19.67%	19.34%	19.29%	19.67%	19.29%

Tier 1 leverage	10.48%	10.61%	11.29%	10.48%	11.29%

Common Equity Tier 1 capital	16.69%	16.34%	16.29%	16.69%	16.29%

POPULAR, INC.
Financial Supplement to Second Quarter 2017 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance	Six months ended

(In thousands, except per share information)	30-Jun-17	31-Mar-17	Q2 2017 vs. Q1 2017	30-Jun-16	Q2 2017 vs. Q2 2016	30-Jun-17	30-Jun-16
Interest income:
Loans	$367,669	$363,136	$4,533	$369,721	$(2,052)	$730,805	$732,918
Money market investments	11,131	6,573	4,558	3,889	7,242	17,704	6,752
Investment securities	48,537	44,886	3,651	36,725	11,812	93,423	72,996
Trading account securities	1,396	1,400	(4)	1,875	(479)	2,796	3,564
Total interest income	428,733	415,995	12,738	412,210	16,523	844,728	816,230
Interest expense:
Deposits	34,092	33,757	335	30,599	3,493	67,849	60,473
Short-term borrowings	1,115	1,095	20	2,058	(943)	2,210	3,919
Long-term debt	19,047	19,045	2	19,002	45	38,092	38,875
Total interest expense	54,254	53,897	357	51,659	2,595	108,151	103,267
Net interest income	374,479	362,098	12,381	360,551	13,928	736,577	712,963
Provision for loan losses - non-covered loans	49,965	42,057	7,908	39,668	10,297	92,022	87,608
Provision (reversal) for loan losses - covered loans	2,514	(1,359)	3,873	804	1,710	1,155	(2,301)
Net interest income after provision for loan losses	322,000	321,400	600	320,079	1,921	643,400	627,656
Service charges on deposit accounts	41,073	39,536	1,537	40,296	777	80,609	80,158
Other service fees	59,168	56,175	2,993	56,945	2,223	115,343	110,327
Mortgage banking activities	10,741	11,369	(628)	16,227	(5,486)	22,110	26,778
Net gain and valuation adjustments on investment securities	19	162	(143)	1,583	(1,564)	181	1,583
Other-than-temporary impairment losses on investment securities	(8,299)	-	(8,299)	(209)	(8,090)	(8,299)	(209)
Trading account (loss) profit	(655)	(278)	(377)	1,117	(1,772)	(933)	955
Net loss on sale of loans, including valuation adjustments on loans held-for-sale	-	-	-	-	-	-	(304)
Adjustments (expense) to indemnity reserves on loans sold	(2,930)	(1,966)	(964)	(5,746)	2,816	(4,896)	(9,844)
FDIC loss-share expense	(475)	(8,257)	7,782	(12,576)	12,101	(8,732)	(15,722)
Other operating income	18,151	19,128	(977)	12,866	5,285	37,279	28,411
Total non-interest income	116,793	115,869	924	110,503	6,290	232,662	222,133
Operating expenses:
Personnel costs
Salaries	77,703	78,376	(673)	75,792	1,911	156,079	153,090
Commissions, incentives and other bonuses	18,295	20,078	(1,783)	16,982	1,313	38,373	37,751
Pension, postretirement and medical insurance	12,590	11,244	1,346	12,279	311	23,834	25,390
Other personnel costs, including payroll taxes	10,227	15,909	(5,682)	11,655	(1,428)	26,136	27,568
Total personnel costs	118,815	125,607	(6,792)	116,708	2,107	244,422	243,799
Net occupancy expenses	22,265	20,776	1,489	21,714	551	43,041	42,144
Equipment expenses	16,250	15,970	280	15,261	989	32,220	29,809
Other taxes	10,740	10,969	(229)	10,170	570	21,709	20,365
Professional fees
Collections, appraisals and other credit related fees	3,779	3,823	(44)	4,974	(1,195)	7,602	9,474
Programming, processing and other technology services	51,569	48,091	3,478	50,232	1,337	99,660	100,096
Legal fees, excluding collections	2,314	3,296	(982)	10,009	(7,695)	5,610	16,263
Other professional fees	15,272	14,040	1,232	15,410	(138)	29,312	30,251
Total professional fees	72,934	69,250	3,684	80,625	(7,691)	142,184	156,084
Communications	5,899	5,949	(50)	6,012	(113)	11,848	12,332
Business promotion	13,366	11,576	1,790	13,705	(339)	24,942	24,815
FDIC deposit insurance	6,172	6,493	(321)	5,362	810	12,665	12,732
Other real estate owned (OREO) expenses	16,670	12,818	3,852	12,980	3,690	29,488	22,121
Credit and debit card processing, volume, interchange and other expenses	6,441	5,532	909	6,617	(176)	11,973	12,339
Other operating expenses
Operational losses	7,215	7,536	(321)	7,146	69	14,751	9,807
All other	7,724	16,497	(8,773)	9,752	(2,028)	24,221	18,534
Total other operating expenses	14,939	24,033	(9,094)	16,898	(1,959)	38,972	28,341
Amortization of intangibles	2,344	2,345	(1)	3,097	(753)	4,689	6,211
Total operating expenses	306,835	311,318	(4,483)	309,149	(2,314)	618,153	611,092
Income before income tax	131,958	125,951	6,007	121,433	10,525	257,909	238,697
Income tax expense	35,732	33,006	2,726	32,446	3,286	68,738	64,711
Net income	$96,226	$92,945	$3,281	$88,987	$7,239	$189,171	$173,986
Net income applicable to common stock	$95,295	$92,014	$3,281	$88,056	$7,239	$187,309	$172,124
Net income per common share - basic	$0.94	$0.89	$0.05	$0.85	$0.09	$1.83	$1.67
Net income per common share - diluted	$0.94	$0.89	$0.05	$0.85	$0.09	$1.83	$1.67
Dividends Declared per Common Share	$0.25	$0.25	$-	$0.15	$0.10	$0.50	$0.30

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q2 2017 vs.
(In thousands)	30-Jun-17	31-Mar-17	30-Jun-16	Q1 2017
Assets:
Cash and due from banks	$405,688	$340,225	$365,308	$65,463
Money market investments	4,219,630	3,653,347	2,785,500	566,283
Trading account securities, at fair value	50,293	50,985	72,530	(692)
Investment securities available-for-sale, at fair value	9,409,402	9,197,527	7,242,676	211,875
Investment securities held-to-maturity, at amortized cost	96,286	96,326	99,525	(40)
Other investment securities, at lower of cost or realizable value	170,177	166,286	168,563	3,891
Loans held-for-sale, at lower of cost or fair value	69,797	85,309	122,338	(15,512)
Loans held-in-portfolio:
Loans not covered under loss-sharing agreements with the FDIC	23,046,078	22,858,556	22,655,877	187,522
Loans covered under loss-sharing agreements with the FDIC	536,341	551,980	607,170	(15,639)
Less: Unearned income	127,807	123,835	115,216	3,972
Allowance for loan losses	540,014	544,496	548,720	(4,482)
Total loans held-in-portfolio, net	22,914,598	22,742,205	22,599,111	172,393
FDIC loss-share asset	52,583	58,793	214,029	(6,210)
Premises and equipment, net	546,986	548,995	535,865	(2,009)
Other real estate not covered under loss-sharing agreements with the FDIC	181,096	185,836	177,025	(4,740)
Other real estate covered under loss-sharing agreements with the FDIC	25,350	29,926	37,984	(4,576)
Accrued income receivable	136,104	128,018	120,979	8,086
Mortgage servicing assets, at fair value	188,728	193,698	203,577	(4,970)
Other assets	2,108,296	2,111,806	2,179,060	(3,510)
Goodwill	627,294	627,294	631,095	-
Other intangible assets	40,361	42,706	50,983	(2,345)
Total assets	$41,242,669	$40,259,282	$37,606,148	$983,387
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$7,481,732	$7,262,328	$6,531,108	$219,404
Interest bearing	25,640,301	24,950,251	22,206,748	690,050
Total deposits	33,122,033	32,212,579	28,737,856	909,454
Federal funds purchased and assets sold under agreements to repurchase	406,385	434,714	821,604	(28,329)
Other short-term borrowings	1,200	1,200	31,200	-
Notes payable	1,560,834	1,557,972	1,575,948	2,862
Other liabilities	874,172	862,604	1,077,894	11,568
Liabilities from discontinued operations	-	-	1,815	-
Total liabilities	35,964,624	35,069,069	32,246,317	895,555
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,041	1,041	1,039	-
Surplus	4,263,370	4,261,346	4,232,835	2,024
Retained earnings	1,356,504	1,286,706	1,228,979	69,798
Treasury stock	(90,087)	(89,128)	(7,570)	(959)
Accumulated other comprehensive loss	(302,943)	(319,912)	(145,612)	16,969
Total stockholders’ equity	5,278,045	5,190,213	5,359,831	87,832
Total liabilities and stockholders’ equity	$41,242,669	$40,259,282	$37,606,148	$983,387

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance

	30-Jun-17			31-Mar-17			30-Jun-16			Q2 2017 vs. Q1 2017			Q2 2017 vs. Q2 2016

($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$14,018	$61.1	1.74%	$12,423	$52.9	1.71%	$10,286	$42.5	1.65%	$1,595	$8.2	0.03%	$3,732	$18.6	0.09%

Loans not covered under loss-sharing agreements with the FDIC:

Commercial	9,815	122.2	5.00	9,704	118.8	4.97	9,150	110.9	4.88	111	3.4	0.03	665	11.3	0.12
Construction	812	11.2	5.54	821	10.9	5.41	723	9.7	5.43	(9)	0.3	0.13	89	1.5	0.11
Mortgage	6,518	87.3	5.36	6,606	88.4	5.35	6,743	88.9	5.27	(88)	(1.1)	0.01	(225)	(1.6)	0.09
Consumer	3,698	97.2	10.55	3,704	95.2	10.43	3,865	99.4	10.34	(6)	2.0	0.12	(167)	(2.2)	0.21
Lease financing	727	11.8	6.48	708	11.6	6.54	651	11.0	6.73	19	0.2	(0.06)	76	0.8	(0.25)
Total loans (excluding WB loans)	21,570	329.8	6.13	21,543	324.9	6.09	21,132	319.9	6.08	27	4.9	0.04	438	9.9	0.05
WB loans	1,740	37.9	8.73	1,810	38.2	8.53	2,013	49.8	9.94	(70)	(0.3)	0.20	(273)	(11.9)	(1.21)
Total loans	23,309	367.7	6.32	23,353	363.1	6.28	23,145	369.7	6.41	(44)	4.6	0.04	164	(2.0)	(0.09)
Total interest earning assets	$37,327	$428.7	4.60%	$35,776	$416.0	4.69%	$33,431	$412.2	4.95%	$1,551	$12.7	(0.09)%	$3,896	$16.5	(0.35)%
Allowance for loan losses	(537)			(542)			(539)			5			2
Other non-interest earning assets	4,282			4,312			4,479			(30)			(197)
Total average assets	$41,071			$39,546			$37,371			$1,525			$3,700

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$9,941	$8.9	0.36%	$8,516	$8.6	0.41%	$7,023	$6.6	0.38%	$1,425	$0.3	(0.05)%	$2,918	$2.3	(0.02)%
Savings	8,134	5.0	0.24	8,041	4.9	0.25	7,487	4.4	0.24	93	0.1	(0.01)	647	0.6	-
Time deposits	7,661	20.2	1.06	7,756	20.3	1.06	7,866	19.6	1.00	(95)	(0.1)	-	(205)	0.6	0.06
Total interest bearing deposits	25,736	34.1	0.53	24,313	33.8	0.56	22,376	30.6	0.55	1,423	0.3	(0.03)	3,360	3.5	(0.02)
Borrowings	1,936	20.2	4.18	2,025	20.1	4.00	2,307	21.0	3.67	(89)	0.1	0.18	(371)	(0.8)	0.51
Total interest bearing liabilities	27,672	54.3	0.79	26,338	53.9	0.83	24,683	51.6	0.84	1,334	0.4	(0.04)	2,989	2.7	(0.05)
Net interest spread			3.81%			3.86%			4.11%			(0.05)%			(0.30)%
Non-interest bearing deposits	7,204			7,027			6,481			177			723
Other liabilities	869			896			943			(27)			(74)
Liabilities from discontinued operations	-			-			2			-			(2)
Stockholders' equity	5,326			5,285			5,262			41			64
Total average liabilities and stockholders' equity	$41,071			$39,546			$37,371			$1,525			$3,700

Net interest income / margin non- taxable equivalent basis		$374.5	4.02%		$362.1	4.08%		$360.6	4.33%		$12.4	(0.06)%		$13.9	(0.31)%

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Six months ended			Six months ended

	30-Jun-17			30-Jun-16			Variance

	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$13,225	$113.9	1.73%	$9,619	$83.3	1.73%	$3,606	$30.6	-%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	9,760	241.1	4.98	9,054	221.6	4.92	706	19.5	0.06
Construction	816	22.2	5.47	713	19.0	5.37	103	3.2	0.10
Mortgage	6,562	175.7	5.35	6,786	178.6	5.26	(224)	(2.9)	0.09
Consumer	3,701	192.5	10.49	3,836	197.4	10.35	(135)	(4.9)	0.14
Lease financing	718	23.4	6.51	641	21.6	6.75	77	1.8	(0.24)
Total loans (excluding WB loans)	21,556	654.7	6.11	21,030	638.2	6.09	526	16.5	0.02
WB loans	1,775	76.1	8.63	2,035	94.8	9.34	(260)	(18.7)	(0.71)
Total loans	23,331	730.8	6.30	23,065	733.0	6.38	266	(2.2)	(0.08)
Total interest earning assets	$36,555	$844.7	4.65%	$32,684	$816.3	5.01%	$3,871	$28.4	(0.36)%
Allowance for loan losses	(539)			(538)			(1)
Other non-interest earning assets	4,297			4,484			(187)
Total average assets	$40,313			$36,630			$3,683

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$9,232	$17.4	0.38%	$6,367	$12.2	0.39%	$2,865	$5.2	(0.01)%
Savings	8,088	9.9	0.25	7,381	8.7	0.24	707	1.2	0.01
Time deposits	7,708	40.6	1.06	7,962	39.6	1.00	(254)	1.0	0.06
Total interest bearing deposits	25,028	67.8	0.55	21,710	60.5	0.56	3,318	7.3	(0.01)
Borrowings	1,980	40.3	4.08	2,374	42.8	3.61	(394)	(2.5)	0.47
Total interest bearing liabilities	27,008	108.2	0.81	24,084	103.3	0.86	2,924	4.9	(0.05)
Net interest spread			3.84%			4.15%			(0.31)%
Non-interest bearing deposits	7,116			6,387			729
Other liabilities	883			930			(47)
Liabilities from discontinued operations	-			2			(2)
Stockholders' equity	5,306			5,227			79
Total average liabilities and stockholders' equity	$40,313			$36,630			$3,683

Net interest income / margin non-taxable equivalent basis		$736.6	4.05%		$713.0	4.38%		$23.6	(0.33)%

Financial Supplement to Second Quarter 2017 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities	Variance
	Quarters ended			Q2 2017 vs.	Q2 2017 vs.	Six months ended		Variance

(In thousands)	30-Jun-17	31-Mar-17	30-Jun-16	Q1 2017	Q2 2016	30-Jun-17	30-Jun-16	2017 vs. 2016
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$13,021	$13,452	$14,675	$(431)	$(1,654)	$26,473	$29,477	$(3,004)
Mortgage servicing rights fair value adjustments	(8,046)	(5,954)	(4,340)	(2,092)	(3,706)	(14,000)	(12,817)	(1,183)
Total mortgage servicing fees, net of fair value adjustments	4,975	7,498	10,335	(2,523)	(5,360)	12,473	16,660	(4,187)
Net gain on sale of loans, including valuation on loans held-for-sale	7,250	5,381	8,474	1,869	(1,224)	12,631	15,584	(2,953)
Trading account loss:
Unrealized gains (losses) on outstanding derivative positions	83	(40)	(59)	123	142	43	(139)	182
Realized losses on closed derivative positions	(1,567)	(1,470)	(2,523)	(97)	956	(3,037)	(5,327)	2,290
Total trading account loss	(1,484)	(1,510)	(2,582)	26	1,098	(2,994)	(5,466)	2,472
Total mortgage banking activities	$10,741	$11,369	$16,227	$(628)	$(5,486)	$22,110	$26,778	$(4,668)

Other Service Fees				Variance

	Quarters ended			Q2 2017 vs.	Q2 2017 vs.	Six months ended		Variance

(In thousands)	30-Jun-17	31-Mar-17	30-Jun-16	Q1 2017	Q2 2016	30-Jun-17	30-Jun-16	2017 vs. 2016
Other service fees:
Debit card fees	$11,576	$11,543	$11,382	$33	$194	$23,119	$22,669	$450
Insurance fees	13,529	12,805	13,885	724	(356)	26,334	26,735	(401)
Credit card fees	19,305	18,276	17,700	1,029	1,605	37,581	34,558	3,023
Sale and administration of investment products	5,799	5,082	5,417	717	382	10,881	10,256	625
Trust fees	4,903	4,955	4,827	(52)	76	9,858	9,063	795
Other fees	4,056	3,514	3,734	542	322	7,570	7,046	524
Total other service fees	$59,168	$56,175	$56,945	$2,993	$2,223	$115,343	$110,327	$5,016

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	30-Jun-17	31-Mar-17	30-Jun-16	Q2 2017 vs. Q1 2017	Q2 2017 vs. Q2 2016
Loans not covered under FDIC loss-sharing agreements:
Commercial	$11,047,359	$10,811,700	$10,359,815	$235,659	$687,544
Construction	784,389	831,305	717,332	(46,916)	67,057
Legacy [1]	39,067	40,688	49,709	(1,621)	(10,642)
Lease financing	743,603	719,643	664,094	23,960	79,509
Mortgage	6,552,796	6,627,987	6,864,118	(75,191)	(311,322)
Consumer	3,751,057	3,703,398	3,885,593	47,659	(134,536)
Total non-covered loans held-in-portfolio	$22,918,271	$22,734,721	$22,540,661	$183,550	$377,610
Loans covered under FDIC loss-sharing agreements	536,341	551,980	607,170	(15,639)	(70,829)
Total loans held-in-portfolio	$23,454,612	$23,286,701	$23,147,831	$167,911	$306,781
Loans held-for-sale:
Commercial	$-	$-	$39,544	$-	$(39,544)
Mortgage	69,797	85,309	82,794	(15,512)	(12,997)
Total loans held-for-sale	$69,797	$85,309	$122,338	$(15,512)	$(52,541)
Total loans	$23,524,409	$23,372,010	$23,270,169	$152,399	$254,240
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

Deposits - Ending Balances
				Variance
(In thousands)	30-Jun-17	31-Mar-17	30-Jun-16	Q2 2017 vs. Q1 2017	Q2 2017 vs.Q2 2016
Demand deposits [1]	$11,194,860	$10,136,435	$8,106,291	$1,058,425	$3,088,569
Savings, NOW and money market deposits (non-brokered)	13,946,680	13,939,838	12,289,793	6,842	1,656,887
Savings, NOW and money market deposits (brokered)	424,303	423,339	387,026	964	37,277
Time deposits (non-brokered)	7,361,587	7,508,726	7,570,673	(147,139)	(209,086)
Time deposits (brokered CDs)	194,603	204,241	384,073	(9,638)	(189,470)
Total deposits	$33,122,033	$32,212,579	$28,737,856	$909,454	$4,384,177
[1] Includes interest and non-interest bearing demand deposits.

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
(Dollars in thousands)	30-Jun-17	As a % of loans HIP by category	31-Mar-17	As a % of loans HIP by category	30-Jun-16	As a % of loans HIP by category	Q2 2017 vs. Q1 2017	Q2 2017 vs. Q2 2016
Non-accrual loans:
Commercial	$166,864	1.5%	$179,241	1.7%	$175,615	1.7%	$(12,377)	$(8,751)
Construction	-	-	-	-	2,523	0.4	-	(2,523)
Legacy [1]	3,360	8.6	3,335	8.2	3,839	7.7	25	(479)
Lease financing	2,065	0.3	2,444	0.3	3,019	0.5	(379)	(954)
Mortgage	318,922	4.9	331,339	5.0	338,048	4.9	(12,417)	(19,126)
Consumer	55,918	1.5	59,254	1.6	54,695	1.4	(3,336)	1,223
Total non-performing loans held-in-
portfolio, excluding covered loans	547,129	2.4%	575,613	2.5%	577,739	2.6%	(28,484)	(30,610)
Non-performing loans held-for-sale [2]	-		-		39,544		-	(39,544)
Other real estate owned (“OREO”),
excluding covered OREO	181,096		185,836		177,025		(4,740)	4,071
Total non-performing assets,
excluding covered assets	728,225		761,449		794,308		(33,224)	(66,083)
Covered loans and OREO	29,376		33,866		41,466		(4,490)	(12,090)
Total non-performing assets	$757,601		$795,315		$835,774		$(37,714)	$(78,173)
Accruing loans past due 90 days or more [3]	$391,569		$408,346		$413,319		$(16,777)	$(21,750)
Ratios excluding covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.39%		2.53%		2.56%
Allowance for loan losses to loans
held-in-portfolio	2.22		2.27		2.30
Allowance for loan losses to
non-performing loans, excluding loans
held-for-sale	93.07		89.77		89.68
Ratios including covered loans:
Non-performing assets to total assets	1.84%		1.98%		2.22%
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.35		2.49		2.51
Allowance for loan losses to loans
held-in-portfolio	2.30		2.34		2.37
Allowance for loan losses to non-performing
loans, excluding loans held-for-sale	97.98		93.95		94.41
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] There were no non-performing loans held-for-sale as of June 30, 2017 and March 31, 2017 (June 30, 2016 - $40 million in commercial loans).

[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These balances include $160 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of June 30, 2017 (March 31, 2017 - $173 million; June 30, 2016 - $149 million). Furthermore, the Corporation has approximately $56.6 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation's policy to exclude these balances from non-performing assets (March 31, 2017 - $58.6 million; June 30, 2016 - $62.8 million).

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-17			31-Mar-17
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$175,477	$3,764	$179,241	$159,655	$3,693	$163,348
Plus:
New non-performing loans	13,809	1,027	14,836	33,600	1,355	34,955
Advances on existing non-performing loans	-	4	4	-	-	-
Less:
Non-performing loans transferred to OREO	(2,442)	-	(2,442)	(3,510)	-	(3,510)
Non-performing loans charged-off	(19,184)	(22)	(19,206)	(5,153)	(46)	(5,199)
Loans returned to accrual status / loan collections	(4,797)	(772)	(5,569)	(9,115)	(1,238)	(10,353)
Ending balance NPLs	$162,863	$4,001	$166,864	$175,477	$3,764	$179,241

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-17			31-Mar-17
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$319,450	$11,889	$331,339	$318,194	$11,713	$329,907
Plus:
New non-performing loans	81,582	4,990	86,572	82,149	4,753	86,902
Less:
Non-performing loans transferred to OREO	(12,229)	-	(12,229)	(11,256)	(46)	(11,302)
Non-performing loans charged-off	(14,123)	(580)	(14,703)	(9,428)	(69)	(9,497)
Loans returned to accrual status / loan collections	(68,038)	(4,019)	(72,057)	(60,209)	(4,462)	(64,671)
Ending balance NPLs	$306,642	$12,280	$318,922	$319,450	$11,889	$331,339

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-17			31-Mar-17
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$3,335	$3,335	$-	$3,337	$3,337
Plus:
New non-performing loans	-	114	114	-	-	-
Advances on existing non-performing loans	-	8	8	-	47	47
Less:
Non-performing loans charged-off	-	(11)	(11)	-	(2)	(2)
Loans returned to accrual status / loan collections	-	(86)	(86)	-	(47)	(47)
Ending balance NPLs	$-	$3,360	$3,360	$-	$3,335	$3,335

Total non-performing loans held-in-portfolio (excluding consumer and covered loans):
	Quarter ended			Quarter ended
	30-Jun-17			31-Mar-17
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$494,927	$18,988	$513,915	$477,849	$18,743	$496,592
Plus:
New non-performing loans	95,391	6,131	101,522	115,749	6,108	121,857
Advances on existing non-performing loans	-	12	12	-	47	47
Less:
Non-performing loans transferred to OREO	(14,671)	-	(14,671)	(14,766)	(46)	(14,812)
Non-performing loans charged-off	(33,307)	(613)	(33,920)	(14,581)	(117)	(14,698)
Loans returned to accrual status / loan collections	(72,835)	(4,877)	(77,712)	(69,324)	(5,747)	(75,071)
Ending balance NPLs	$469,505	$19,641	$489,146	$494,927	$18,988	$513,915

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended

	30-Jun-17					31-Mar-17					30-Jun-16
(Dollars in thousands)	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$516,725		$27,771	$544,496		$510,301		$30,350	$540,651		$508,427		$30,045	$538,472
Provision (reversal) for loan losses	49,965		2,514	52,479		42,057		(1,359)	40,698		39,668		804	40,472
	566,690		30,285	596,975		552,358		28,991	581,349		548,095		30,849	578,944
Net loans charged-off (recovered):
BPPR
Commercial [4]	11,745		-	11,745		2,638		-	2,638		5,647		-	5,647
Construction	(2,370)		-	(2,370)		(144)		-	(144)		(3,226)		-	(3,226)
Lease financing	1,438		-	1,438		813		-	813		434		-	434
Mortgage	20,753		(538)	20,215		13,555		1,128	14,683		13,464		699	14,163
Consumer	22,689		15	22,704		16,083		92	16,175		19,903		(431)	19,472
Total BPPR	54,255		(523)	53,732		32,945		1,220	34,165		36,222		268	36,490

BPNA
Commercial	(643)		-	(643)		(463)		-	(463)		(1,265)		-	(1,265)
Legacy [1]	(298)		-	(298)		(488)		-	(488)		(893)		-	(893)
Mortgage	462		-	462		(104)		-	(104)		16		-	16
Consumer	3,708		-	3,708		3,743		-	3,743		1,321		-	1,321
Total BPNA	3,229		-	3,229		2,688		-	2,688		(821)		-	(821)
Total loans charged-off - Popular, Inc.	57,484		(523)	56,961		35,633		1,220	36,853		35,401		268	35,669
Net recoveries [2]	-		-	-		-		-	-		5,445		-	5,445
Balance at end of period	$509,206		$30,808	$540,014		$516,725		$27,771	$544,496		$518,139		$30,581	$548,720

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	1.01%			0.98%		0.63%			0.63%		0.63%			0.62%
Provision for loan losses to net charge-offs [3]	0.87	x		0.92	x	1.18	x		1.10	x	1.27	x		1.29	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.28%			1.23%		0.77%			0.78%		0.83%			0.81%
Provision for loan losses to net charge-offs [3]	0.78	x		0.83	x	0.96	x		0.88	x	1.21	x		1.22	x

BPNA
Annualized net charge-offs (recoveries) to average loans held-in-portfolio				0.22%					0.19%					(0.06)%
Provision for loan losses to net charge-offs (recoveries)				2.41	x				3.94	x				(1.60)	x
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] Net recoveries are related to loans sold or reclassified to held-for-sale.
[3] Excluding provision for loan losses and net recoveries related to loans sold.
[4] Includes the elimination of an incremental $6.0 million charge-off related to the inter-company transfer of a loan between BPPR and Popular, Inc., its bank holding company, the impact of which is eliminated in the consolidated results of the Corporation in accordance with U.S. GAAP.

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

30-Jun-17
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	Lease financing	Consumer	Total [3]
Specific ALLL		$41,982	$-	$-	$50,148	$487	$22,693	$115,310
Impaired loans	[1]	$333,936	$-	$-	$514,140	$1,668	$107,027	$956,771
Specific ALLL to impaired loans	[1]	12.57%	-%	-%	9.75%	29.20%	21.20%	12.05%
General ALLL		$160,526	$8,001	$993	$101,840	$7,516	$115,020	$393,896
Loans held-in-portfolio, excluding impaired loans	[1]	$10,713,423	$784,389	$39,067	$6,038,656	$741,935	$3,644,030	$21,961,500
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.50%	1.02%	2.54%	1.69%	1.01%	3.16%	1.79%
Total ALLL		$202,508	$8,001	$993	$151,988	$8,003	$137,713	$509,206
Total non-covered loans held-in-portfolio	[1]	$11,047,359	$784,389	$39,067	$6,552,796	$743,603	$3,751,057	$22,918,271
ALLL to loans held-in-portfolio	[1]	1.83%	1.02%	2.54%	2.32%	1.08%	3.67%	2.22%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of June 30, 2017 the general allowance on the covered loans amounted to $30.8 million.

31-Mar-17
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	Lease financing	Consumer	Total [3]
Specific ALLL		$51,276	$-	$-	$43,264	$522	$23,010	$118,072
Impaired loans	[1]	$348,823	$-	$-	$510,568	$1,803	$109,016	$970,210
Specific ALLL to impaired loans	[1]	14.70%	-%	-%	8.47%	28.95%	21.11%	12.17%
General ALLL		$157,408	$9,997	$1,166	$105,955	$7,375	$116,752	$398,653
Loans held-in-portfolio, excluding impaired loans	[1]	$10,462,877	$831,305	$40,688	$6,117,419	$717,840	$3,594,382	$21,764,511
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.50%	1.20%	2.87%	1.73%	1.03%	3.25%	1.83%
Total ALLL		$208,684	$9,997	$1,166	$149,219	$7,897	$139,762	$516,725
Total non-covered loans held-in-portfolio	[1]	$10,811,700	$831,305	$40,688	$6,627,987	$719,643	$3,703,398	$22,734,721
ALLL to loans held-in-portfolio	[1]	1.93%	1.20%	2.87%	2.25%	1.10%	3.77%	2.27%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of March 31, 2017 the general allowance on the covered loans amounted to $27.8 million.

Variance
(Dollars in thousands)		Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL		$(9,294)	$-	$-	$6,884	$(35)	$(317)	$(2,762)
Impaired loans		$(14,887)	$-	$-	$3,572	$(135)	$(1,989)	$(13,439)
General ALLL		$3,118	$(1,996)	$(173)	$(4,115)	$141	$(1,732)	$(4,757)
Loans held-in-portfolio, excluding impaired loans		$250,546	$(46,916)	$(1,621)	$(78,763)	$24,095	$49,648	$196,989
Total ALLL		$(6,176)	$(1,996)	$(173)	$2,769	$106	$(2,049)	$(7,519)
Total non-covered loans held-in-portfolio		$235,659	$(46,916)	$(1,621)	$(75,191)	$23,960	$47,659	$183,550

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

30-Jun-17
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$41,982	$-	$47,954	$487	$21,999	$112,422
General ALLL non-covered loans	132,207	1,473	99,912	7,516	100,905	342,013
ALLL - non-covered loans	174,189	1,473	147,866	8,003	122,904	454,435
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	30,284	-	524	30,808
ALLL - covered loans	-	-	30,284	-	524	30,808
Total ALLL	$174,189	$1,473	$178,150	$8,003	$123,428	$485,243
Loans held-in-portfolio:
Impaired non-covered loans	$333,936	$-	$505,244	$1,668	$103,798	$944,646
Non-covered loans held-in-portfolio, excluding impaired loans	6,822,150	96,904	5,313,039	741,935	3,157,991	16,132,019
Non-covered loans held-in-portfolio	7,156,086	96,904	5,818,283	743,603	3,261,789	17,076,665
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	521,066	-	15,275	536,341
Covered loans held-in-portfolio	-	-	521,066	-	15,275	536,341
Total loans held-in-portfolio	$7,156,086	$96,904	$6,339,349	$743,603	$3,277,064	$17,613,006

31-Mar-17
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$51,276	$-	$41,067	$522	$22,331	$115,196
General ALLL non-covered loans	136,355	1,961	103,870	7,375	101,760	351,321
ALLL - non-covered loans	187,631	1,961	144,937	7,897	124,091	466,517
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	27,341	-	430	27,771
ALLL - covered loans	-	-	27,341	-	430	27,771
Total ALLL	$187,631	$1,961	$172,278	$7,897	$124,521	$494,288
Loans held-in-portfolio:
Impaired non-covered loans	$348,823	$-	$501,647	$1,803	$106,236	$958,509
Non-covered loans held-in-portfolio, excluding impaired loans	6,715,507	95,459	5,368,071	717,840	3,120,843	16,017,720
Non-covered loans held-in-portfolio	7,064,330	95,459	5,869,718	719,643	3,227,079	16,976,229
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	536,287	-	15,693	551,980
Covered loans held-in-portfolio	-	-	536,287	-	15,693	551,980
Total loans held-in-portfolio	$7,064,330	$95,459	$6,406,005	$719,643	$3,242,772	$17,528,209

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$(9,294)	$-	$6,887	$(35)	$(332)	$(2,774)
General ALLL non-covered loans	(4,148)	(488)	(3,958)	141	(855)	(9,308)
ALLL - non-covered loans	(13,442)	(488)	2,929	106	(1,187)	(12,082)
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	2,943	-	94	3,037
ALLL - covered loans	-	-	2,943	-	94	3,037
Total ALLL	$(13,442)	$(488)	$5,872	$106	$(1,093)	$(9,045)
Loans held-in-portfolio:
Impaired non-covered loans	$(14,887)	$-	$3,597	$(135)	$(2,438)	$(13,863)
Non-covered loans held-in-portfolio, excluding impaired loans	106,643	1,445	(55,032)	24,095	37,148	114,299
Non-covered loans held-in-portfolio	91,756	1,445	(51,435)	23,960	34,710	100,436
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	(15,221)	-	(418)	(15,639)
Covered loans held-in-portfolio	-	-	(15,221)	-	(418)	(15,639)
Total loans held-in-portfolio	$91,756	$1,445	$(66,656)	$23,960	$34,292	$84,797

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

30-Jun-17
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$2,194	$694	$2,888
General ALLL	28,319	6,528	993	1,928	14,115	51,883
Total ALLL	$28,319	$6,528	$993	$4,122	$14,809	$54,771
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$8,896	$3,229	$12,125
Loans held-in-portfolio, excluding impaired loans	3,891,273	687,485	39,067	725,617	486,039	5,829,481
Total loans held-in-portfolio	$3,891,273	$687,485	$39,067	$734,513	$489,268	$5,841,606

31-Mar-17
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$2,197	$679	$2,876
General ALLL	21,053	8,036	1,166	2,085	14,992	47,332
Total ALLL	$21,053	$8,036	$1,166	$4,282	$15,671	$50,208
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$8,921	$2,780	$11,701
Loans held-in-portfolio, excluding impaired loans	3,747,370	735,846	40,688	749,348	473,539	5,746,791
Total loans held-in-portfolio	$3,747,370	$735,846	$40,688	$758,269	$476,319	$5,758,492

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$(3)	$15	$12
General ALLL	7,266	(1,508)	(173)	(157)	(877)	4,551
Total ALLL	$7,266	$(1,508)	$(173)	$(160)	$(862)	$4,563
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$(25)	$449	$424
Loans held-in-portfolio, excluding impaired loans	143,903	(48,361)	(1,621)	(23,731)	12,500	82,690
Total loans held-in-portfolio	$143,903	$(48,361)	$(1,621)	$(23,756)	$12,949	$83,114

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	30-Jun-17	31-Mar-17	30-Jun-16
Total stockholders’ equity	$5,278,045	$5,190,213	$5,359,831
Less: Preferred stock	(50,160)	(50,160)	(50,160)
	$5,227,885	$5,140,053	$5,309,671
Common shares outstanding at end of period	101,986,758	101,956,740	103,703,041
Common equity per share	$51.26	$50.41	$51.20

Total stockholders’ equity	$5,278,045	$5,190,213	$5,359,831
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(627,294)	(627,294)	(631,095)
Less: Other intangibles	(40,361)	(42,706)	(50,983)
Total tangible common equity	$4,560,230	$4,470,053	$4,627,593
Total assets	$41,242,669	$40,259,282	$37,606,148
Less: Goodwill	(627,294)	(627,294)	(631,095)
Less: Other intangibles	(40,361)	(42,706)	(50,983)
Total tangible assets	$40,575,014	$39,589,282	$36,924,070
Tangible common equity to tangible assets	11.24%	11.29%	12.53%
Common shares outstanding at end of period	101,986,758	101,956,740	103,703,041
Tangible book value per common share	$44.71	$43.84	$44.62

Popular, Inc.
Financial Supplement to Second Quarter 2017 Earnings Release
Table O - Financial Information - Westernbank Loans
(Unaudited)

Revenues (Expenses)
	Quarters ended
(In thousands)	30-Jun-17	31-Mar-17	Variance
Interest income on WB loans	$37,900	$38,182	$(282)
FDIC loss-share expense:
Accretion (amortization) of indemnification asset	147	(776)	923
80% mirror accounting on credit impairment losses [1]	2,126	148	1,978
80% mirror accounting on reimbursable expenses	723	921	(198)
80% mirror accounting on recoveries on covered assets, including rental income on OREOs,
subject to reimbursement to the FDIC	(400)	4,833	(5,233)
Change in true-up payment obligation	(3,125)	(7,385)	4,260
Other	54	(5,998)	6,052
Total FDIC loss-share expense	(475)	(8,257)	7,782
Total income	37,425	29,925	7,500
Reversal of provision for loan losses- WB loans [2]	(417)	(499)	82
Total income less reversal of provision for loan losses	$37,842	$30,424	$7,418
[1] Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss-sharing agreement for interest not collected from borrowers is limited under the agreement (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.
[2] Includes the elimination of an incremental $6.0 million provision for loan losses related to the inter-company transfer of a loan between BPPR and Popular, Inc., its bank holding company, the impact of which is eliminated in the consolidated results of the Corporation in accordance with U.S. GAAP.

Non-personnel operating expenses
	Quarters ended [1][2]
(In thousands)	30-Jun-17	31-Mar-17	Variance
Professional fees	$735	$(2,635)	$3,370
OREO expenses	3,166	3,033	133
Other operating expenses	1,685	1,615	70
Total operating expenses	$5,586	$2,013	$3,573
[1] Includes expenses related to loans subject, and not subject, to the FDIC loss-sharing agreements.
[2] Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	30-Jun-17	31-Mar-17	Variance
Loans	$1,740	$1,810	$(70)
FDIC loss-share asset	54	44	10

Activity in the carrying amount and accretable yield of loans accounted for under ASC 310-30

	Quarters ended
	30-Jun-17		31-Mar-17
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$981,206	$1,688,900	$1,010,087	$1,738,329
Accretion (amortization)	(36,488)	36,488	(36,892)	36,892
Changes in expected cash flows	(2,050)	-	8,011	-
Collections / loan sales / charge-offs	-	(107,601)	-	(86,321)
Ending balance[1]	942,668	1,617,787	981,206	1,688,900
Allowance for loan losses - ASC 310-30 loans	-	(65,674)	-	(66,544)
Ending balance, net of allowance for loan losses	$942,668	$1,552,114	$981,206	$1,622,356

[1] The carrying amount of loans acquired from Westernbank and accounted for under ASC 310-30 which remain subject to the loss-sharing agreement with the FDIC amounted to approximately $526 million as of June 30, 2017 and $542 million as of March 31, 2017.

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		30-Jun-17		31-Mar-17
Balance at beginning of period		$64,077		$69,334
Accretion (amortization)		147		(776)
Credit impairment losses to be covered under loss-sharing agreements		2,126		148
Reimbursable expenses to be covered under loss-sharing agreements		723		921
Net payments from FDIC under loss-sharing agreements		(14,003)		-
Other adjustments attributable to FDIC loss-sharing agreements		-		(5,550)
Balance at end of period		53,070		64,077
Balance due to the FDIC for recoveries on covered assets		(487)		(5,284)
Net balance of indemnity asset and amounts due from the FDIC		$52,583		$58,793

Activity in the remaining FDIC loss-share asset accretion (amortization)

		Quarters ended
(In thousands)		30-Jun-17		31-Mar-17
Balance at beginning of period [1]		$3,929		$4,812
Accretion (amortization) [2]		147		(776)
Impact of change in projected losses		(4,801)		(107)
Balance at end of period		$(725)		$3,929
[1] Positive balance represents negative discount (debit to assets), while a negative balance represents a discount (credit to assets).
[2] Amortization results in a negative impact to non-interest income, while accretion results in a positive impact to non-interest income, particularly FDIC loss-share expense.

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
BScheiner@BPOP.com
or
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Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications